UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023 (January 1, 2023)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor, New York, NY 10017

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry into a Material Definitive Agreement

Effective January 1, 2023, MSD Investment Corp. (the “Company”) entered into a new investment advisory agreement (the “New Advisory Agreement”), by and between the Company and MSD Partners, L.P. (the “Adviser”) and a new administrative agreement (the “New Administration Agreement”), by and between the Company and MSD Partners, L.P. in its capacity as the administrator to the Company (the “Administrator”).

The terms of the New Advisory Agreement are substantially identical to those of the prior investment advisory agreement that was executed on November 24, 2021. Pursuant to the New Advisory Agreement the Adviser is responsible for managing the investment and reinvestment of the assets of the Company, subject to the supervision of the Board, in accordance with the investment objective, policies and restrictions that are set forth in the Company’s registration statement on Form 10. For its services, the Adviser is entitled to receive a base management fee and an incentive fee as set forth in the New Advisory Agreement.

On November 8, 2022, the board of directors of the Company (the “Board”), including a majority of the directors who are not “interested persons”, as such term is defined under the Investment Company Act of 1940 Act, as amended, approved the New Advisory Agreement and the New Administration Agreement and recommended that the shareholders of the Company (the “Shareholders”) approve the New Advisory Agreement. On November 14, 2022, the Company received a written consent from a majority-in-interest of its Shareholders which were holders of record as of November 8, 2022 to approve the New Advisory Agreement. On December 9, 2022, the Company filed a definitive information statement with the Securities and Exchange Commission pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, in connection with the approval of the New Advisory Agreement.

The terms of the New Administration Agreement are substantially similar to the prior administration agreement that was executed on November 24, 2021, except that the reimbursements required to be made to the Administrator by the Company will be capped such that the amounts will not exceed an amount of 0.15% of the total gross assets of the Company in any one calendar year. Under the New Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities.

The descriptions above are only a summary of the material provisions of the New Advisory Agreement and the New Administration Agreement, and do not purport to be complete and are qualified in their entirety by reference to the provisions in such agreements. The Company expects to file the New Advisory Agreement and the New Administration Agreement as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The foregoing descriptions of the New Advisory Agreement and the New Administration Agree are qualified in their entirety by reference to the text of the New Advisory Agreement and the New Administration Agree, respectively, when so filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: January 9, 2023	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer